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                                                                  EXHIBIT 23(O)

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 12, 1998, with respect to the financial statements of Lift Systems, Inc. in the Registration Statement Form S-4 relating to $200,000,000 9 1/2% Senior Subordinated Notes previously sold by United Rentals, Inc. under Rule 144a on May 19, 1998.

                                       /s/ Altschuler, Melvoin and Glasser LLP

Chicago, Illinois
September 16, 1998